Exhibit 16.0

September 28, 2007

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:   Meridian Interstate Bancorp, Inc.

Dear Sir or Madam:

We have read the Change in Accountants section of Form S-1 of Meridian Interstate Bancorp, Inc.dated September 28, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP